EXHIBIT 10.1

AMENDMENT NUMBER THREE
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER THREE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 9, 2006, by WELLS FARGO FOOTHILL, INC., a California corporation (“Lender”), and IMAGE ENTERTAINMENT, INC., a  Delaware corporation, f/k/a Image Entertainment, Inc., a California corporation, (“Borrower”), with reference to the following:

WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of August 10, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that Lender make certain amendments to the Loan Agreement, grant certain consents, and grant a waiver of certain Events of Default that have occurred under the Loan Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, Lender is willing to make the amendments and grant the consents and waiver requested by Borrower.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.      Amendments to Loan Agreement.

(a)           Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in proper alphabetical order or amending and restating the following definitions, as the case may be:

“Applicable Margin” means as of any date of determination, the per annum percentage determined by the matrix set forth below, based upon the average Excess Availability for the calendar month immediately preceding such date of determination:

Average Excess Availability	Applicable Margin
Greater than $15,000,000	0.25%
Greater than $7,500,000 but less than or equal to $15,000,000	0.50%
Less than or equal to $7,500,000	0.75%

“Dilution Reserve” means, as of the date of any determination, an amount equal to (a) the amount of Eligible Accounts, multiplied by (b) the amount (expressed as a percentage and calculated based upon the prior twelve month period) of Accounts of the Borrowing Base Parties which were the subject of credit memoranda and other dilution in excess of ten percent (10%).

“EBITDA” means, with respect to any fiscal period, consolidated earnings of the Borrower and its Subsidiaries before all interest, taxes, depreciation and amortization expenses (excluding Borrower’s or its subsidiaries amortized production costs) for such period, determined in accordance with GAAP, plus solely with respect to Borrower’s fiscal year ending 2007, reasonable legal fees relating to the anti-takeover defense against Lions Gate Entertainment Corp., in an amount not to exceed $500,000 per fiscal quarter and $1,000,000 in the aggregate.

“Eligible Accounts” means those Accounts, net of finance charges, created by any Borrowing Base Party in the ordinary course of business that arise out of such Borrowing Base Party sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill’s reasonable credit judgment.  Eligible Accounts shall not include the following:

(a)           Accounts that the Account Debtor has failed to pay within forty-five (45) days of the due date set forth in the invoice or Accounts with selling terms of more than ninety (90) days, and all Accounts owed by an Account Debtor that has failed to pay fifty percent (50%) or more of its Accounts owed to Borrower within forty-five (45) days of the due date set forth in the invoice;

(b)           Accounts with respect to which the Account Debtor is an officer, employee, Affiliate, or agent of Borrower;

(c)           Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, or bill and hold, are C.O.D. or subject to conditional sale contracts, or other terms by reason of which the payment by the Account Debtor may be conditional;

(d)           Accounts with respect to which the Account Debtor is not resident of the United States or Canada, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill, or (ii) supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount, of a tenor, and issued by a financial institution, acceptable to Foothill;

(e)           Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. § 3727), or (ii) any State of the United States;

(f)            Accounts with respect to which Borrower or any of its Subsidiaries is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to such Person (exclusive, however, of Accounts with respect to which Borrower shall have obtained an agreement, in form and substance satisfactory to Foothill, from the Account Debtor agreeing to waive its rights of offset as against Foothill);

(g)           Accounts with respect to an Account Debtor whose total obligations owing to the Borrowing Base Parties exceed fifteen percent (15%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, (i) in the case of Accounts with respect to which Anderson Merchandisers (“Anderson”) is the Account Debtor, Eligible Accounts shall not include Accounts thereof owing to Borrowing Base Parties to the extent that the total obligations of Anderson owing to the Borrower and its Subsidiaries exceed thirty percent (30%) of all Eligible Accounts, it being understood that such percentage threshold for Accounts owing by Anderson is subject to downward modification in Foothill’s sole discretion based on Foothill’s continuing review, from time to time, of the performance of such Accounts, and (ii) in the case of Accounts with respect to which Best Buy, Inc. (“Best Buy”) is the Account Debtor, Eligible Accounts shall not include Accounts thereof owing to the Borrowing Base Parties to the extent that the total obligations of Best Buy owing to the Borrower and its Subsidiaries exceed twenty-five percent (25%) of all Eligible Accounts; provided, however, that in no event shall Eligible Accounts include Accounts of Anderson or Best Buy to the extent that the aggregate amount of total obligations of Anderson and Best Buy owing to Borrower and its Subsidiaries exceed forty-five percent (45%) of all Eligible Accounts;

(h)           Accounts arising from rebilling or chargebacks with respect to short billing on prior invoices;

(i)            Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto (to the extent of the amount of the dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(j)            Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor’s financial condition;

(k)           Accounts that are payable in other than United States Dollars;

(1)           Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

(m)          Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services; and

(n)           Accounts that are not subject to a valid and perfected first priority security interest in favor of Foothill.

“Guarantors” means, each Subsidiary of Borrower, and “Guarantor” means any one of them.

“Loan Documents” means this Agreement, the Lockbox Agreements, the Capital Expenditure Loan Note, the Disbursement Letter, the Letters of Credit, any Trademark Security Agreement, the Guarantees, the Guarantor Security Agreements, the Stock Pledge Agreement, the Intercompany Subordination Agreement, any Collateral Access Agreements and depository account, blocked account, lockbox account or similar agreements, or  note or notes executed by Borrower or its Subsidiaries and payable to Foothill, any agreement whereby any Person is joined as a party to any Loan Document or made a continuing guaranty of the Obligations, and any other agreement entered into, now or in the future, in connection with this Agreement.

“LIBOR Rate Margin” means as of any date of determination, the per annum percentage determined by the matrix set forth below, based upon the average Excess Availability for the calendar month immediately preceding such date of determination:

Average Excess Availability for the preceding month	LIBOR Rate Margin
Greater than $15,000,000	2.75%
Greater than $7,500,000 but less than or equal to $15,000,000	3.00%
Less than or equal to $7,500,000	3.25%

“Trademark Security Agreement” means any trademark security agreement entered into by and among any Guarantor and Foothill to effectuate Foothill’s existing security interests in the trademarks and other general intangibles described therein.

(b)           Section 2.1(a)(i)(w) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(w)          an amount equal to Borrowing Base Parties collections with respect to Accounts for the immediately preceding seventy-five (75) day period; plus

(c)           Section 2.10(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b)           Unused Line Fee.  On the first day of each month during the term of this Agreement, a fee in an amount equal to one-quarter of one percent (0.25%) per annum times the Average Unused Portion of the Maximum Revolving Credit Amount from and after the Restatement Effective Date;

(d)           Section 2.10(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(d)           Financial Examination, Documentation, and Appraisal Fees.  Foothill’s customary fee of Eight Hundred Fifty Dollars ($850) per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by Foothill or its agents; the out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; provided however, that if the average Excess Availability (for the six calendar month period ending immediately preceding such date of determination) is at least $10,000,000, Borrower shall be obligated to pay such fees and expenses for no more than two financial audits or examinations, or appraisals, per calendar year; provided, further, that if the average Excess Availability (for the three calendar month period ending immediately preceding such date of determination) is at least $5,000,000, such financial audits and examinations, and appraisals, may be conducted only as agreed upon by Foothill and Borrower; provided, further, notwithstanding anything contained in the preceding two provisos, (i) Foothill may conduct audits, examinations, and appraisals with such frequency as Foothill shall require and (ii) Borrower shall be required to pay or otherwise reimburse Foothill the cost of such audits and examinations, and appraisals if (x) an Event of Default has occurred and is continuing, or (y) Foothill and Borrower have agreed that an audit or appraisal is appropriate.

(e)           Section 3.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b)           The obligation of Foothill to make any Advance or provide any Capital Expenditure Loan under this Agreement is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions within the time period therefore specified below, and the failure by Borrower to so perform or cause to be performed shall constitute an immediate Event of Default); provided, however, any such condition may be waived partially or completely by Foothill in its sole discretion by writing (which, for avoidance of doubt shall include an email by an authorized representative of Foothill):

(i)      On or before August 31, 2006, Foothill shall have received a joinder agreement duly executed and delivered by Image Entertainment (UK), Inc., and each other Guarantor as Lender shall deem necessary in its sole and absolute discretion and the same shall be in form and substance satisfactory to Lender;

(ii)     On or before August 31, 2006, Foothill shall have received a trademark security agreement entered into by each Guarantor as Foothill shall deem necessary in its sole and absolute discretion to effectuate Foothill’s existing security interests in the trademarks and other general intangibles described therein, duly executed and in form and substance satisfactory to Foothill in its sole discretion;

(iii)    On or before August 31, 2006, Foothill shall have received all original certificates representing the Stock pledged by each of the Guarantors, as applicable, pursuant to the joinder agreement referenced in subparagraph (i) immediately above as well as Stock powers with respect thereto endorsed in blank.

(iv)   On or before August 31, 2006, Foothill shall have with respect to  each of the Guarantors:

(a) a certificate from the Secretary of each such Guarantor (i) attaching and attesting to the resolutions of such Guarantor’s Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, and authorizing specific officers of such Guarantor to execute the same, and (ii) attesting to the incumbency and signatures of such specific officers of such Guarantor.

(b) copies of each such Guarantor’s By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to August 9, 2006, certified by the Secretary of such Guarantor;

(c) Foothill shall have received a certificate of status with respect to each such Guarantor, dated no earlier than August 1, 2006, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

(d) Foothill shall have received certificates of status with respect to each such Guarantor, each dated no earlier than August 1, 2006, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

(e) Foothill shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Foothill, desirable to perfect the Foothill’s Liens in and to the Collateral, and Foothill shall have received certified searches reflecting the filing of all such financing statements and which results, except as otherwise agreed to in writing by Foothill, shall not show any such Liens;

(f)            Section 6.12(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)           EBITDA.  (i) Borrower shall not have two consecutive fiscal quarters of EBITDA losses (exclusive of the quarter ending September 30, 2006) and (ii) Borrower shall maintain EBITDA, for each fiscal period set forth below, of not less than the amount indicated below opposite such fiscal period:

for the immediately preceding twelve-month period ending 06/30/06	$3,500,000
for the immediately preceding twelve-month period ending 09/30/06	$1,500,000
for the immediately preceding twelve-month period ending 12/31/06	$2,000,000
for the immediately preceding twelve-month period ending 03/31/07	$2,500,000
for the immediately preceding twelve-month period ending 06/30/07	$2,500,000
for the immediately preceding twelve-month period ending 09/30/07	$3,000,000
for the immediately preceding twelve-month period ending 12/31/07 and for each twelve-month period ending at each fiscal quarter end thereafter	$3,500,000

(g)           Schedules 5.6(a), 5.6(b), 5.6(c), 5.7(a), 5.7(b), and 5.7(c) of the Loan Agreement are hereby deleted in their entirety and replaced with Schedules 5.6(a), 5.6(b), 5.6(c), 5.7(a), 5.7(b), and 5.7(c) attached hereto, respectively.

3.      Waiver.  Lender hereby waives the Event of Default that has occurred as a result of the failure by Borrower to comply with Section 6.12(a) of the Loan Agreement with respect to the fiscal period ending June 30, 2006.

4.      Conditions Precedent to Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           Lender shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)           Lender shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit A, duly executed and delivered by each Guarantor.

(c)           Lender shall have received an amendment fee in the amount of $20,000, which amount Borrower authorizes Lender to charge to the Loan Account.

(d)           The representations and warranties herein and in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(e)           No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(f)            No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, or Lender.

5.      Release.  Borrower hereby waives, releases, remises and forever discharges Lender, each of its Affiliates, and each of its officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had, now has or might hereafter have against any such Releasee which relates, directly or indirectly, to the Loan Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Loan Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents.  As to each and every claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, Borrower specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

6.      Representations and Warranties.  Borrower represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended hereby, (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this Amendment and the Loan Agreement, as amended hereby, are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and (c) no Default or Event of Default has occurred and is continuing on the date hereof or as of the date upon which the conditions precedent set forth herein are satisfied.

7.      Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

8.      Counterpart Execution.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.      Effect on Loan Documents.

(a)           The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document.  The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(d)           This Amendment is a Loan Document.

10.    Entire Agreement.  This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

IMAGE ENTERTAINMENT, INC.,
a Delaware corporation

By	/s/ JEFF M. FRAMER
Title: Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

WELLS FARGO FOOTHILL, INC.,
a California corporation

By	/s/ Terri Le
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

Exhibit A

REAFFIRMATION AND CONSENT

Dated as of August 9, 2006

Reference hereby is made to that certain Amendment Number Three to Loan and Security Agreement, dated as of the date hereof (the “Amendment”), between Wells Fargo Foothill, Inc. (“Lender”), and Image Entertainment, Inc. (“Borrower”).  Capitalized terms used herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement, dated as of August 10, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), between Borrower and Lender.  Each of the undersigned hereby (a) represents and warrants that the execution and delivery of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) consents to the amendment of the Loan Agreement set forth in the Amendment and any waivers granted therein; (c) acknowledges and reaffirms all obligations owing by it to Lender under any Loan Document to which it is a party; (d) agrees that each Loan Document to which it is a party is and shall remain in full force and effect, and (e) ratifies and confirms its consent to any previous amendments of the Loan Agreement and any previous waivers granted with respect to the Loan Agreement.  Although each of the undersigned have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that Lender shall have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

[signature page follows]

[SIGNATURE PAGE TO REAFFIRMATION AND CONSENT TO AMENDMENT NUMBER THREE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Reaffirmation and Consent as of the date first set forth above.

HOME VISION ENTERTAINMENT, INC.,
a Delaware corporation

By:	/s/ JEFF M. FRAMER
Name: Jeff M. Framer
Title: Chief Financial Officer

EGAMI MEDIA, INC.,
a Delaware corporation

By:	/s/ JEFF M. FRAMER
Name: Jeff M. Framer
Title: Chief Financial Officer

[SIGNATURE PAGE TO REAFFIRMATION AND CONSENT TO AMENDMENT NUMBER THREE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

SCHEDULE 5.6

Schedule 5.6(a)

State of Incorporation

Image Entertainment, Inc.	Image Entertainment (UK), Inc.
a Delaware corporation	a Delaware corporation

Egami Media, Inc.	Home Vision Entertainment, Inc.
a Delaware corporation	(formerly Public Media, Inc.)
a Delaware corporation

Schedule 5.6(b)

Location of Chief Executive Offices

Image Entertainment, Inc.	Image Entertainment (UK), Inc.
20525 Nordhoff Street, Suite 200	20525 Nordhoff Street, Suite 200
Chatsworth, California 91311-6104	Chatsworth, California 91311-6104

Egami Media, Inc.	Home Vision Entertainment, Inc.
20525 Nordhoff Street, Suite 200	(formerly Public Media, Inc.)
Chatsworth, California 91311-6104	20525 Nordhoff Street, Suite 200
Chatsworth, California 91311-6104

Schedule 5.6(c)

Organizational Numbers

Image Entertainment, Inc.	Image Entertainment (UK), Inc.
FEIN: 84-0685613	FEIN: 20-2253290
Delaware Corporation Number: 4008621	Delaware Corporation #3894243
California Corporation #C1472348

Home Vision Entertainment, Inc.
Egami Media, Inc.	(formerly Public Media, Inc.)
FEIN: 20-1804998	FEIN: 36-2103866
Delaware Corporation Number: 3864923	Delaware Corporation #0772065
California Corporation #C2720460	Illinois Corporation #53133568
California Corporation #C2063045

As of August 8, 2006

Schedule 5.6(d)

Commercial Tort Claims

None Held

As of August 8, 2006

SCHEDULE 5.7

Schedule 5.7(a)

Active Subsidiaries of Image Entertainment, Inc.

Egami Media, Inc.

Wholly-owned subsidiary, incorporated in Delaware

Image Entertainment (UK), Inc.

Wholly-owned subsidiary, incorporated in Delaware

Home Vision Entertainment, Inc. (formerly Public Media, Inc.)

Wholly-owned subsidiary, incorporated in Delaware

Schedule 5.7(b)

Capital Stock of Image Entertainment, Inc., a Delaware corporation

Total Authorized:  125,000,000

100,000,000 designated as Common Stock with $.0001 par value

25,000,000 designated as Preferred Stock with $.0001 par value

Total Issued and Outstanding Common Stock:  21,296,346

Total Issued Preferred Stock:  None

Total Options and Warrants Issued and Outstanding: 3,798,399

Schedule 5.7(c)

Capital Stock of Subsidiaries of Image Entertainment, Inc.

Egami Media, Inc., a Delaware corporation

Total Authorized:  150,000,000

100,000,000 designated as Common Stock with $0.0001 par value

50,000,000 designated as Preferred Stock with $0.0001 par value

Total Outstanding Common Stock: 10,000,000 (100% of outstanding stock of Egami held by Image)

Total Issued Preferred Stock:  None

Total Options Authorized by 2005 Incentive Compensation Plan:  10,000,000

Total Options Issued and Outstanding: 3,450,000 (held by employees)

As of August 8, 2006

Image Entertainment (UK), Inc., a Delaware corporation

Total Authorized:  1,000,000

1,000,000 designated as Common Stock with $0.0001 par value

No Preferred Stock

Total Outstanding Common Stock: 1,000,000 (100% of Image UK held by Image Entertainment, Inc.)

Home Vision Entertainment, Inc. (formerly Public Media, Inc.), a Delaware corporation

Total Authorized:  20,000

20,000 designated as Common Stock with $0.01 par value

No Preferred Stock

Total Outstanding Common Stock: 13,265 (100% of Home Vision held by Image)

As of August 8, 2006